UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 24, 2025

CHEWY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-38936	90-1020167
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7700 West Sunrise Boulevard Plantation, Florida	33322
(Address of Principal Executive Offices)	(Zip Code)

(786) 320-7111

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	CHWY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 24, 2025, the board of directors (the “Board”) of Chewy, Inc. (the “Company”) increased the size of the Board from thirteen to fourteen directors and filled the newly created vacancy by appointing Dr. Nat Goldhaber (the “New Director”) as a Class I director, with a term expiring at the Company’s annual meeting of stockholders in 2026. The Board has determined that Dr. Goldhaber is independent for purposes of serving on the Board under the applicable rules of the Securities and Exchange Commission (the “SEC”) and the New York Stock Exchange (“NYSE”).

Dr. Goldhaber currently serves as Managing Director of Claremont Creek Ventures, a venture capital firm that he co-founded in 2005 specializing in clean energy and healthcare investments. In 1995, Dr. Goldhaber founded CyberGold, Inc., an Internet marketing and payment company that went public in 1999 (CGLD) and merged with MyPoints.com in 2000. From 1991 to 1993, Dr. Goldhaber served as President of Kaleida Labs, a joint multimedia technology venture of IBM and Apple. From 1988 to 1991, Dr. Goldhaber served as President of Cole Gilburne Goldhaber & Ariyoshi Management, a venture capital firm specializing in high-technology investments. From 1987 to 1989, Dr. Goldhaber served as Vice President at Sun Microsystems following the acquisition of TOPS. In 1984, Dr. Goldhaber founded TOPS, a pioneer in PC networking software that was acquired by Sun Microsystems in 1987. From 1979 to 1982, Dr. Goldhaber held public office roles in Pennsylvania, serving as Special Assistant to the Lieutenant Governor and Interim Director of the State Energy Agency. From 2018 to 2022 Dr. Goldhaber served on the Board on Energy and Environmental Systems (BEES) of the National Academies of Sciences, Engineering, and Medicine. Dr. Goldhaber is an emeritus member of the Board of the Federation of American Scientists, where he served from 2005 to 2012. Dr. Goldhaber holds a Doctor of Education (HC) from Maharishi University of Management, a Master of Arts in Education from the University of California, Berkeley, and a Bachelor of Arts in Interdisciplinary Studies from Maharishi International University.

The New Director is eligible to receive our standard annual compensation for non-affiliated directors as described in our most recent proxy statement filed with the SEC on May 24, 2024 under the heading “Director Compensation.”

The Company also entered into an indemnification agreement with the New Director in connection with his appointment to the Board. The indemnification agreement is in substantially the same form as the indemnification agreement for the other directors of the Company that was filed as Exhibit 10.2 to the Company’s Registration Statement on Form S-1, filed with the SEC on June 3, 2019. There are no other transactions with the New Director which would require disclosure under Item 404(a) of Regulation S-K. The New Director’s appointment as a director of the Company was not pursuant to any arrangement or understanding between him and any other person.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEWY, INC.

Date: April 25, 2025	By:	/s/ Da-Wai Hu
Da-Wai Hu
General Counsel and Secretary